SCHEDULE I (SECTORCO), DATED APRIL 2, 2015, TO MULTIPLE CLASS OF SHARES PLAN FOR VIP FUNDS, DATED MAY 19, 2005

Variable Insurance Products Fund IV

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)	CLASS LEVEL REDEMPTION FEE (as a percentage of amount redeemed)
Consumer Discretionary Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Consumer Staples Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Energy Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Service Class 2	none	0.00	0.25	none
Financial Services Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Health Care Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Industrials Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Materials Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Real Estate Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Service Class	none	0.00	0.10	none
Service Class 2	none	0.00	0.25	none
Technology Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Telecommunications Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none
Utilities Portfolio:
Investor Class	none	none	none	none
Initial Class	none	none	none	none

* On shares held for less than 60 days.